Exhibit 4.3

No: 23060500-2011 Nian Qing Ying Di Zi No. 0014

THE MORTGAGE CONTRACT

AGRICULTURAL DEVELOPMENT BANK OF CHINA

Mortgagor (in full): Daqing Borun Biotechnology Co., Ltd

Business License Number:   230606100202956

Legal Representative (Main Responsible Officer):   Wang Jinmiao

Address:   Jubao Village, Zhusan Township, Datong District, Daqing

Postal code:   163515

Bank of Basic Deposit Account and Account Number:   Daqing Datong Branch of Longjiang Bank Corporation with the Account No. 020120218000105

Tel and Fax:   0459-6989708

Mortgagee (in full): Daqing Branch of Agricultural Development Bank of China

Legal Representative (Main Responsible Officer):   Wang Weidong

Address:   West to Beisa Disctrict Procuratorate, Jianshe Road, Hi-tech Zone District, Daqing City, Hei Longjiang Province

Postal code:   163316

Tel and Fax:   0459-6297106

In order to ensure the obligations of debtor under the Working Capital Loan Contract (hereinafter referred to as “Principal Contract”) (Contract No: 23060500-2011 (Qing Ying) Zi No. 0034), which was entered into between Daqing BoRun Biotechnology Co., Ltd. and the pledgee on November 4, 2011, to be fully performed, and in order to protect the realization of the creditor’s right of the pledgee, the pledger is willing to provide pledge security to the pledgee. To clarify the two parties’ rights and obligations, pursuant to the Contract Law of the People’s Republic of China, Security Law of the People’s Republic of China and other relevant laws and regulations, the two parties enter into this contract for the two parties to conform on the basis of equity, free will and amicable negotiation.

 Article 1 Type and Amount of the Secured Principal Creditor’s Right

The secured principal creditor’s right under this contract is the creditor’s right arising from the debtor’s business operation prescribed under the Principal Contract with the creditor. The type of prescribed business under the Principal Contract is corn purchase loan for leading processing enterprise, and the amount of the principal amount is RMB 10 million.

Article 2 Term for the Debtor to Perform Obligations

Term for the debtor to perform obligations is nine months, commencing from November 9, 2011 and ending on August 8, 2012. If the actual term to perform obligations under the Principal Contract is different from this provision, the stipulation of Principal Contract shall prevail.

Article 3	Security Scope

3.1          The scope to be secured hereunder shall include the principal, interest, compound interest, default interest, liquidated damages, damage awards and expenses incurred due to the realization of credit by the creditor and all other sums, including but not limited to expenses or fees of litigation, arbitration, property preservation, assessment, auction, execution, transfer and agency.

Article 4	Mortgage Property

4.1        The Mortgagor, of its own free will, mortgages to the Mortgagee all the properties listed in the Mortgage List hereunder, which shall constitute integral parts hereof.

4.2        The agreed value of the mortgage properties under the Mortgage List shall not be regarded as the assessment basis when such mortgage properties are disposed and shall not constitute any constraint on the mortgagee regarding the enforcement of the mortgage right. The final value of the mortgage properties shall be subject to the net income of the actual disposal of the mortgage properties when such mortgage right is realized.

Article 5	Effectiveness of the Mortgage Right

The effectiveness of the mortgage right hereunder shall govern the ancillary components, accessory rights, subrogated rights, affiliated things, compounds, processed things, fructus and insurance benefit, compensation, damages arising from any damage, loss, levy or requisition to the mortgage property.

Article 6	Mortgage Registration

6.1         Should the mortgage properties hereunder be subject to the mortgage registration in accordance with laws and regulations, the Mortgagor shall, within fifteen (15) days after the execution of this Mortgage Contract, go to the competent authorities to handle the mortgage registration along together with the Mortgagee.

6.2         In case that he two parties hereto voluntarily are willing to procure the mortgage registration, the Mortgagor shall, within fifteen (15) days after the execution of this Mortgage Contract, go to the competent authorities to procure the mortgage registration along together with the Mortgagee.

6.3         Where any changes occur to the items under the mortgage registration and such changes are subject to the registration of alteration, the Mortgagor shall, within fifteen (15) days after the alteration of the items under mortgage registration, go to the competent authorities to handle the mortgage registration of alteration along together with the Mortgagee.

Article 7	Occupation and Keeping of the Mortgaged Property

7.1         The certificates of mortgage rights hereunder, the original copies of the mortgage registration documentation and other materials relating to the mortgaged properties shall be kept by the Mortgagee after confirmation by the Mortgagor and Mortgagee. The mortgagee shall keep such certificates and documents of mortgage rights appropriately. If, due to the improper care, such certificates and documents of mortgage rights are damaged or lost, the post-registration fees shall be borne by the Mortgagee.

7.2        The Mortgagor shall keep the mortgaged properties properly and maintain the mortgage properties intact, and shall accept supervision and inspection of the Mortgagee at any time.

7.3        Without the prior written consent of the Mortgagee, the Mortgagor shall not donate, alienate, lease, re-mortgage, pledge or otherwise dispose of the Mortgaged properties hereunder by any means. Where a mortgagor alienates, upon the prior written consent of the mortgagee, the mortgaged properties, the money generated from such alienation shall be used to pay off debts to the Mortgagee in advance or be deposited to a bank account designated by the Mortgagee with the purpose of assuring the performance of the obligations under the Principal Contract continuously.

7.4        In case the mortgaged properties are damaged or lost, the Mortgagor shall promptly take measures so as to prevent the expansion of the losses thereof and shall, at the same time, notice the Mortgagee. The insurance benefits and compensatory payment arising from or in connection with such losses shall be used to pay off principal debts to the Mortgagee in advance or be deposited to a bank account designated by the Mortgagee with the purpose of assuring the performance of the obligations under the Principal Contract continuously.

7.5        In case the value of the mortgaged properties reduces, the Mortgagor shall resume such mortgaged properties to the original value status or provide the necessary guarantee equal to the reduced value upon the confirmation of the Mortgagee. In case any such request of the Mortgagee is refused, the Mortgagee shall be entitled to exercise the mortgage right in advance. In case there are still losses after the excise of the mortgage right in advance, the Mortgagor shall undertake the compensation liabilities. Should the Mortgagor be indemnified against the losses in relation to the reduced value of the mortgaged properties, the Mortgagor shall provide security to the Mortgagee within the extent of the indemnity that it has thus obtained. The part of the mortgaged properties that have not reduced shall still constitute the security of the Principal Contract.

7.6        In the event that the mortgaged properties are expropriated as the needs of the state construction, the compensation thereof obtained by the Mortgagor shall be used to pay off debts to the Mortgagee in advance or be deposited to a bank account designated by the Mortgagee with the purpose of assuring the performance of the obligations under the Principal Contract continuously. In the event the compensation is in the form of land exchange, the Mortgagor shall cause the exchanged land to be subordinate mortgage property for benefit of principal credit hereof, and proceed mortgage registration in a timely manner; if the value of mortgage property is insufficient to cover the principal credit, additional security shall be added to cover the principal credit sufficiently.

Article 8	Mortgage Insurance

8.1         The mortgagor shall, within fifteen (15) days after the execution of this contract, go to relevant insurance institutions to make the mortgaged properties, which are considered by the Mortgagee as necessary and have access to the property insurance, covered by the property insurance in favor of the Mortgagee as the first beneficiary subject to the requirements of the Mortgagee with respect to the insurance type and amount. The period of the insurance shall not be shorter than of the performance period of this contract and the insurance amount shall not less than the principal and interest of the loan under the Principal Contract.

8.2         The mortgagor shall deliver to the Mortgagee the original copies of the insurance policies, which shall not include the provisions that constrain the rights and benefits of the Mortgagee.

8.3         The Mortgagor shall not cancel or otherwise terminate the insurance for any reason during the period of this contract. In case the Mortgagor cancels or otherwise terminates the insurance, the Mortgagee shall be entitled on their behalf to purchase the insurance with all cost thus incurred to be borne by the Mortgagor.

8.4         During the period of this contract, if insurance accidents occur to the mortgaged properties, the insurance compensation thereof obtained by the Mortgagor shall be used to pay off debts to the Mortgagee in advance or be deposited to a bank account designated by the Mortgagee with the purpose of assuring the performance of the obligations under the Principal Contract continuously.

Article 9	Enforcement of Mortgage Right

9.1        Upon the expiration of the duration of the debts under the Principal Contract, or in case the credits secured by the maximum mortgage is confirmed, or when the Mortgagee requires to pay-off the credits under the Principal Contract in advance, should the Debtor fail to pay-off the principal and interest as well as all other expenses, the Mortgagee shall be entitled to auction or sell the mortgaged properties and be paid back first through the payment arising from such activities, or, through the consultation with the Mortgagor, realize its rights through converting the mortgaged properties into money. In case that the parties hereof fail to reach consensus regarding the realization of mortgage right, then the Mortgagee may suit to the people's court for auction or sale of the Mortgage Properties.

9.2       When and if the Principal Contract is terminated by the Mortgagee in accordance with the provisions therein or laws and regulations or the Mortgagee withdraws the principal credit in advance, subject to negotiation, the Mortgagee may enjoy the priority to be repaid from the auction or sale the mortgaged properties or get repaid through converting the mortgaged properties into money. In case that the parties hereof fail to reach consensus regarding the realization of mortgage right, then the Mortgagee may suit to the people's court for auction or sale of the Mortgage Properties.

9.3       The part of payment incurred due to the disposition of the mortgaged properties hereunder exceeding the principal and interest and all other relevant expenses shall be attributed to the Mortgagee.

9.4       When the Mortgagee disposes the mortgaged properties hereunder the Mortgagor shall offer proper cooperation and shall not set any obstacle.

Article 10	Representations and Warranties of the Mortgagor

10.1       The Mortgagor understands and agrees any and all provisions hereof and, of its own will, provides the security for the Debtor. All the declaration of intention hereunder is true.

10.2       The Mortgagor is the complete, valid and legal owner of the mortgaged properties hereunder or the authorized business operator by the government and no any dispute regarding the ownership or the rights of business operation exists upon the mortgaged properties. The mortgaged properties is not co-owned property or is co-owned property but consent of co-owners has been obtained for purpose of mortgage issue hereof. Such properties are free to be mortgaged in compliance with laws and regulations without being subject to any limitations, upon which no such circumstances as cancellation from use, detention, custody, tax or construction cost in default or other circumstances that may impact the realization of the mortgage right of the Mortgagee exist. The Mortgaged Properties are not subject to any lease or part of or all the Mortgaged Properties are subject to lease, but the lessee has been informed of the mortgage issue hereof and the supporting documents evidencing that the lessee undertakes to terminate the lease free of any consideration when and if the Mortgagee exercise its mortgage right hereunder; further, the detailed information of the lease shall be reported to the Lender.

10.3       Should the Principal Contract be the Bank Acceptance Agreement, the Mortgagor undertakes that any disputes arising from or in connection with the bills or otherwise disputes occurring to the Debtor, the holder of the acceptance bills, endorser or other relevant persons shall not jeopardize the security liabilities borne by the Mortgagor to the Mortgagee in compliance with this contract.

10.4      The Mortgagor shall notice the Mortgagee in writing in the event the following issues occur:

10.4.1	In case that there are modifications with respect to the business operation system, including but not limited to contracting mechanism, lease, joint operation, merger, separation, joint stock enterprise reform, cooperation with foreign investors and so on, or business scope or registered capital modifications, shareholding changes, the Mortgagor shall notice the Mortgagee at least fifty (50) days in advance.

10.4.2	In case that there are significant economic disputes or disputes with respect to the ownership or preservation measures upon the mortgaged properties, bankruptcy, business close, dissolution, business cancellation and reorganization, cancellation of business license or changes of address, telephones and legal representatives, the Mortgagor shall notice the Mortgagee within five (5) days since the occurrence of the aforementioned issues.

10.4.3	In case that there is any change to the land use purpose after the land use right is mortgaged, the Mortgagor shall inform the Mortgagee 30 days in advance.

10.5       Provided that the issues referred in Article 11.4 or some other issues occur to the Mortgagor during the valid period of this Contract, the Mortgagor shall undertake the security liabilities hereunder continuously.

10.6       During the validity term hereof and before the principal credit secured by the maximum mortgage is determined, if the Mortgagee legally transfer part of the principal credit, the Mortgagor shall continue to undertake maximum mortgage liability to the extent hereunder. In case that the Mortgagee legally transfer the principal credit together with the maximum mortgage right, the Mortgagor shall undertake to acknowledge and confirm it.

10.7       In the event that the Debtor fails to perform the obligations, regardless of whether the Mortgagee possesses other security rights upon the credits under the Principal Contract, the Mortgagee shall be entitled to require the Mortgagor to bear the security obligations to the extent of the security hereunder.

10.8        Without written consent of the Mortgagee, the Mortgagor shall not set up any mortgage, lien in any form upon the Mortgaged Properties, shall not lease, transfer or gift the Mortgaged Properties to any third party and shall hold the Mortgaged Property harmless free from any damage. In case that the mortgage right suffers or potentially will suffer the damages incurred from any other third party, the Mortgagor shall notice immediately or assist the Mortgagee to avoid such damages.

10.9      Should the agreement regarding the modification of this contract be reached between the Mortgagor and the Mortgagee, except for the extension of this contract, the increase of the principal credit, increase of interest rate or change of currency, the Mortgagor shall still be liable for the security obligations within the extent of the obligations hereunder without being subject to the agreement of the Mortgagor.

10.10    All the relevant expenses hereunder, including but not limited to fees of legal counsel, identification, notarization, assessment, registration, transfer, custody or litigation shall be borne by the Mortgagor.

Article 11	Default Liabilities

11.1     Once this contract comes into effective, both parties hereunder shall perform such liabilities as agreed under this contract. Any party, which fails to perform such liabilities hereof or perform such liabilities incompletely as agreed under this contract, shall bear the liabilities for breach of this contract.

11.2     The Mortgagor shall indemnify the Mortgagee for all the economic losses incurred due to its false representations or breach of any warrants declared by the Mortgagor in the Article 11 or make any disposal of the Mortgaged Property without written consent from the Mortgagee, or failure to or decline to procure mortgage property insurance or mortgage registration or other actions that may prejudice the Mortgagee to realize the mortgage right.

11.3     In the event that this contract becomes invalid not due to any fault of the Mortgagee, the Mortgagor shall indemnify all the economic loss to the extent of security scope as agreed hereof.

Article 12	Effectiveness, Modification, and Termination of Contract

12.1     This contract shall enter into effective on the date when both parties sign and stamp on it. Should the mortgage registration is required in compliance with laws and regulations or provisions hereof, the mortgage right becomes valid upon the completion of mortgage registration.

12.2     Any invalidity or unenforceability of any article hereof shall not prejudice the validity and unenforceability as well as the effectiveness of the entire contract.

12.3      Upon the effectiveness of this contract, except as otherwise provided, neither the Mortgagor nor the Mortgagee could modify or terminate this contract without the prior consent of the other party. Provided that the modifications or the termination of this contract is needed, the notice shall be delivered in writing and the written agreements in respect thereof shall be reached upon consensus through the negotiation between two parties.

Article 13	Resolution of Disputes

13.1         Any disputes arising out of, or in connection with the execution of this contract shall be settled through the consultations between two parties; where the agreements fail to be reached through such consultation, such disputes shall be settled through the following ways as provided under Article 14.1.1:

13.1.1	Instituting a legal proceeding to the People's court located at the premise of the Mortgagee.

13.1.2	Submitting to [ ] commission of arbitration with the arbitration premise at [ ] in accordance with the arbitration rules at that time.

Article 14	Miscellaneous

14.1      [   ].

14.2      [   ]

14.3      [   ]

Article 15	Supplementary

15.1      Except as otherwise provided hereunder, all the notices between the Mortgagor and Mortgagee shall be delivered in writing. Upon any of the telexes and telegrams are sent, or the postal letters are delivered to the post offices by the Mortgagee to the Mortgagor, such telexes, telegrams and postal letters shall be deemed as reached by the Mortgagor.

15.2      The appendix hereto shall constitute integral parts hereof and shall be as valid and effective as this contract.

15.3      The contract is executed in triplicate, one (1) for the Mortgagor, one (1) for the mortgagee and one (1) for Datong District Industry and Commerce Bureau..Each counterpart has equally authentic.

Article 16	Special Instructions

The Mortgagee has reminded the Mortgagor of understanding the provisions hereunder comprehensively and accurately and made explanations regarding the relevant provisions according to the requirements of the Mortgagor. There is no any discrepancy in connection with the understanding of the provisions hereof between the two parties.

The Mortgagor (seal)	The Mortgagee (seal)

Legal Representative (Main Responsible Officer) or Authorized Agent:	Legal Representative (Main Responsible Officer) Authorized Agent:

Date: November 4, 2011	Date: November 4, 2011

The following mortgages have been checked and confirmed by both mortgagor and mortgagee.

This list is an appendix of Mortgage Agreement [No. 23060500-2011 Qing Ying (di) Zi 0014)]

Mortgage List

			Quality	Location(Deposit,	Ownership Certificate, Serial				Situation for	Insurance Policy
Name of	Specification	Quantity	and	Storage and	Number and	Original	Assessed		previous		Validity
Mortgage	Model	and Unit	Status	Using Unit)	Issuance Unit)	Value	Value	Co-owner	mortgage	No..	Period	Note
Balance Tower	PH135	1 set	good	Daqing Borun Biotechnology Co., Ltd.(大庆博润生物科技有限公司）	Daqing Borun Biotechnology Co., Ltd.	32,779.49	32,451.70	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
DTC Evapo-separated Machine	DTC250	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,454,589.74	1,440,043.84	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Air-lock Valve	BFQ30	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	36,876.92	36,508.15	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

High Pressure Positive Blower	9-19-4.5 A	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	10,243.59	10,141.15	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Wet Collector	PJS120	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	53,266.67	52,734.00	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
First Steam-flash Generator	SFX130	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	12,292.32	12,169.40	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
The Second Steam-flash Generator	ZFQ400	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	114,728.22	113,580.94	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Second Steam-flash Generator	SFX100	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	8,194.87	8,112.92	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Butterfly Stripper	DQT800	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	120,874.36	119,665.62	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Oil-Oil Heat Exchanger	HRY20	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	36,876.92	36,508.15	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Crude oil box	MYX120	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	6,146.15	6,084.69	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Evapo-separated, Analytic Condenser	WLN150	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	430,230.77	425,928.46	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Storage Bin	CLX80	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	18,438.46	18,254.08	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Air-lock Valve	BFQ250	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	24,584.62	24,338.77	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
1#Embedded Scraper	MC25	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	61,461.54	60,846.92	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
1#Sealant	LSM35	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	26,633.33	26,367.00	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Receiving Hopper	RLD60	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	4,097.44	4,056.47	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Rotocel Extractor	JPS650	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,536,538.46	1,521,173.08	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Disk Feeder	YLQ120	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	53,266.67	52,734.00	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Wet Dreg Embedded Scaper	MC25	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	65,558.97	64,903.38	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
2# Sealant	LSM35	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	26,633.33	26,367.00	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Cacther	XL50-D80	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	8,194.87	8,112.92	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Embedded Scaper with Extraction of Dreg	MC25	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	61,461.54	60,846.92	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Safety Oilcan	AG180	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	30,730.77	30,423.46	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Cyclone Hydraulic Separators	XY-D13	3 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	26,633.33	26,367.00	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
1#Mixed Oilcan	GH160	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	18,438.46	18,254.08	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
2#Mixed Oilcan	GH160	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	18,438.46	18,254.08	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
The First Long Tube Evaporator	ZFQ120	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	368,769.23	365,081.54	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
First, Second Vapour Condenser	WLN250	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	717,051.28	709,880.77	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Gas Condenser	WLN80	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	245,846.15	243,387.69	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Lixiviated Equilibrium Condenser	WLN80	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	245,846.15	243,387.69	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Purifier Combination	FSG200*600	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	307,307.69	304,234.61	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Big Spray Tank	HPG70	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	10,243.59	10,141.15	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Cooking Kettle	ZG120	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	59,412.82	58,818.69	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Paraffin Absorbing Tower	XST40	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	79,900.00	79,101.00	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Paraffin Analytic Tower	JXT40	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	92,192.31	91,270.39	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Paraffin Oil-Oil Heat Exchanger	11.0-C20-10/10	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	28,682.05	28,395.23	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Paraffin Cooler	11.0-C40-10/18	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	57,374.36	56,800.62	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Paraffin Heater	JRJ10	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	16,389.74	16,225.84	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Paraffin Storage Tank	LCG120	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	10,243.59	10,141.15	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
1#Vapor Distributor	FQB273	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	10,243.59	10,141.15	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
2#Vapor Distributor	FQB219	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	8,194.87	8,112.92	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
3#Vapor Distributor	FQB219	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	8,194.87	8,112.92	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Maize Germ Pre-presser		1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	2,905,982.91	2,615,384.62	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Oil Press	YZ390160KW*2	2 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,364,102.56	1,227,692.30	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Germ Mill	YPD800×1500	2 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,213,675.21	1,092,307.69	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Corn Pulverization and Conveyer Equipment		1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	3,555,555.56	3,200,000.00	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Sliding Board Conveyer Equipment		2 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	3,675,213.68	3,307.692.31	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Turbine Oil Filter	TY-50	1set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	25,641.03	25,384.62	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Spiral-plate Heat Exchanger		15 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	6,410,256.41	5,769,230.77	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Circulating Water Cooler	NZF-500	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	410,256.41	406,153.85	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Fermentor Side Mixer		44 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,504,273.51	1,353,846.16	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Waste Mash Tank Side Mixer		1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	21,367.52	21,153.84	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Clear Liquid Tank side Mixer		1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	23,931.62	23,692.30	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Saccharifying Tank Vertical Mixer		2 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	56,410.16	55,846.16	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Liquefaction Vertical Tank Mixer		2 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	62,393.16	61,769.23	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Liquefaction Vertical Tank Mixer		2 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	58,119.66	57,538.46	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Worm Air Compressor and Corollary Equipments		1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,354,700.85	1,219,230.77	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Circulating Water Cooler	GNZF-2500	2 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,709,401.71	1,538,461.54	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Valveless Filter	SWL-300	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	410,256.41	406,153.85	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Medicine Fetching Device	LHD-0.5*2	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	444,444.44	440,000.00	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Submersible Pump	2000QJ-50-91	12 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	48,205.13	47,723.08	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Submersible Pump	2000QJ-50-78	6 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	21,025.64	20,815.38	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Fermentation Circulating Pump	SWL-300	2 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	256,410.26	253,846.16	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Jet Liquefier	LHD-0.5*2	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	85,470.09	84,615.39	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Oil Press	YZ390	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	682,051.28	675,230.77	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Fluoroplastic Centrifugal Pump	Y15kw-2	2 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	14,358.97	14,215.38	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Fluoroplastic Centrifugal Pump	Y11kw-2	2 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	13,846.15	13,707.69	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Gear Fuel Supply Pump	2CY-60/2.8-1	2 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	16,752.14	16,584.62	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
General Air-distributing Cylinder	ф800*4300v	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	11,965.81	11,846.15	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Air-distributing Cylinder	ф600*4160v	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	7,350.43	7,276.93	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Air-distributing Cylinder	ф600*3900v	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	19,658.12	19,461.51	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Air Reservoir	ф2400*3670v	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	30,444.44	30,140.00,	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Air Reservoir	ф2800*4000v	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	42,512.82	42,087.69	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Double-screw Compressor	UD180-7B	2 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	5,299.15	5,246.16	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Double-screw Compressor	UD110-7B	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,452.99	1,269.15	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Water Removal Filter	UF600-V	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,292.31	1,269.15	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Dust Removal Filter	UF600-A	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,292.31	1,266.46	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Oil Removal Filter	UF600-B	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,292.31	1,279.39	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Refrigerated Type Compressed Air Dryer	DSA-650	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	2,564.10	2,538.46	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Water Removal Filter	UF210-V	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,529.91	1,514.61	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Dust Removal Filter	UF210-A	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,529.91	1,514.61	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Oil Removal Filter	UF210-B	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,538.46	1,523.08	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Refrigerated Type Compressed Air Dryer	DSA-210	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,538.46	1,523.08	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Air Reservoir	C-3.0/0.8	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	2,222.22	2,200.00	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Air Reservoir	C-6.0/0.8	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	2,564.10	2,512.82	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Cooler Tower	400t/h	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	94,017.09	93,076.92	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Cooler Tower	BNZF3-400	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	64,102.56	63,461.53	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Sewage Pump	IH150-125-315	2 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	34,188.03	33,846.15	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Alcohol Pump	IH150-125-250A	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	64,102.56	63,461.53	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Hot-water Pump	ISR100-65-250	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	3,418.80	3,384.61	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Horizontal Spiral Centrifuge	LWD430B	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	3,957,264.96	3,561,538.46	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Horizontal Spiral Centrifuge	LW430B-1	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	791,452.99	783,538.46	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Packaging Scale		1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	628,205.13	621,923.08	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Vibratory Screen Disintegrator		2 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	338,119.66	327,976.07	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Horizontal Cooler	SDHCD10	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	940,170.94	930,769.23	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Horizontal Cooler	SDHCD08	1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	629,914.53	623,615.38	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Drying Tower		1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	6,059,829.06	5,453,846.15	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08
Steel Warehouse		1 set	good	Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	4,111,111.11	3,700,000.00	Daqing Borun Biotechnology Co., Ltd.	not mortgaged	801012011230600000010	2011.11.09-2012.08.08

Mortgagor (Seal)	Mortgagee(Seal)

Legal Representative or	Legal Representative or
Authorized Representative ( the name is not clear in the original text)	Authorized Representative : Wang Weidong

(Sealed by) Daqing Borun Biotechnology Co., Ltd.	(Sealed by) Agricultural Development Bank of China, Daqing Branch

November 4,2011	November 4,2011